Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of the

AVX 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-84904) on Form S-8 of Kyocera Corporation, the Registration Statements (No. 333-00890 and No. 333-215978) on Form S-8 of AVX Corporation of our report dated June 26, 2018, relating to the financial statements and financial statement schedule of the AVX 401(k) Plan, which appears in this Annual Report on Form 11-K of the AVX 401(k) Plan for the year ended December 31, 2017.

/s/ Elliott Davis, LLC

Greenville, South Carolina

June 26, 2018